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Exhibit T3D

Court File No. CV-11-9400-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE JUSTICE MESBUR	}	TUESDAY, THE 22ND DAY OF NOVEMBER, 2011

    IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE

    AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BROOKFIELD RENEWABLE POWER INC./ÉNERGIE RENOUVELABLE BROOKFIELD INC., BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC./ACTIONS PRIVILÉGIÉES ÉNERGIE RENOUVELABLE BROOKFIELD INC., BROOKFIELD RENEWABLE POWER FUND/FONDS ÉNERGIE RENOUVELABLE BROOKFIELD AND CERTAIN OTHER RELATED ENTITIES

BROOKFIELD RENEWABLE POWER INC./ÉNERGIE RENOUVELABLE BROOKFIELD INC., BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC./ACTIONS PRIVILÉGIÉES ÉNERGIE RENOUVELABLE BROOKFIELD INC. and BROOKFIELD RENEWABLE POWER FUND/FONDS ÉNERGIE RENOUVELABLE BROOKFIELD

Applicants

O R D E R

        THIS APPLICATION made by Brookfield Renewable Power Inc./Énergie renouvelable Brookfield Inc. ("BRPI"), Brookfield Renewable Power Preferred Equity Inc./Actions privilégiées Énergie renouvelable Brookfield Inc. ("BRP Equity") and Brookfield Renewable Power Fund/Fonds Énergie renouvelable Brookfield (the "Fund") pursuant to s. 182(5) of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as amended, the Amended and Restated Trust Indenture of the Fund dated October 27, 1999, as further amended on April 28, 2003 and May 13, 2011, Rule 14.05 of the Rules of Civil Procedure, and section 60 of the Trustee Act, R.S.O. 1990, c. T-23 for an order approving a plan of arrangement (the "Arrangement") was heard this day at 330 University Avenue, Toronto, Ontario.

        ON READING the Notice of Application issued on September 26, 2011, the Affidavit of Edward C. Kress, sworn October 3, 2011 and the exhibits thereto, the interim order of this court issued October 5, 2011 and the endorsement to the interim order released on October 28, 2011, the affidavits of mailing of Rasheed Mohammed sworn September 23, 2011, October 12, 2011, October 17, 2011 and October 18, 2011, the affidavits of mailing of Martine Ethier sworn September 23, 2011, October 6, 2011 and October 18, 2011, and the Affidavit of Harry Goldgut sworn November 18, 2011 and the exhibits thereto, and on hearing the submissions of counsel for the Applicants,

        1.     THIS COURT DECLARES that the Arrangement is fair and reasonable to the parties affected by the Arrangement, including BRPI, BRP Equity, and the Fund and each of their respective affected securityholders, including holders of medium term notes of BRPI, holders of Class A preference shares of BRP Equity and holders of units of the Fund.

        2.     THIS COURT ORDERS that the Arrangement is approved.

        3.     THIS COURT ORDERS that the Applicants shall be entitled to take all steps necessary to give effect to the Arrangement and the transactions contemplated thereby.

        4.     THIS COURT ORDERS that the Applicants shall be entitled at any time to move to vary this order, to seek the advice and directions of this Court as to the implementation of this order and to apply for such further order or orders as may be appropriate.

Court File No: CV-11-9400-00CL

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.0. 1990, c. B.16, AS AMENDED AND RULE 14.05 OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BROOKFIELD RENEWABLE POWER INC./ÉNERGIE RENOUVELABLE BROOKFIELD INC. et al.

ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST
Proceeding commenced at Toronto
O R D E R
Torys LLP Suite 3000 79 Wellington St. W. Box 270, TD Centre Toronto, Ontario M5K 1N2 Canada
Andrew Gray (LSUC#: 46626V) Tel: 416.865.7630
Alexander Smith LSUC#: 57578L Tel: 416.865.8142
Fax: 416.865.7380
Lawyers for the Applicants

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  Exhibit T3D
ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST
O R D E R
  Court File No: CV-11-9400-00CL